EX-99.CERT 10(b)
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            Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
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        This   certification  is  provided   pursuant  to  Section  906  of  the
Sarbanes-Oxley Act of 2002, and 18 U.S.C. ss. 1350, and accompanies the report on Form N-CSR for the year ended November 30, 2003, of Lebenthal Funds, Inc. (the "Company").

        Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

        (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
        (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.


/s/ Alexandra Lebenthal                         /s/ Ronald Maggiacomo
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Alexandra Lebenthal                             Ronald Maggiacomo
Chairman, Lebenthal Funds, Inc.                 Treasurer, Lebenthal Funds, Inc.

Dated:  1/30/04                                  Dated: 2/3/04
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